UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
_________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
September 1, 2006
ENCORE WIRE CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of	0-20278 Commission	75-2274963 (I.R.S. Employer
incorporation or organization)	File Number	Identification No.)

1410 Millwood Road McKinney, Texas (Address of principal executive offices)		75069 (Zip Code)
Registrant’s telephone number, including area code: (972) 562-9473

(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations
Item 1.01. Entry into a Materially Definitive Agreement
     On August 31, 2006, Encore Wire Limited, a Texas limited partnership (the “Company”) entered into an amendment to its amended Credit Agreement dated August 27, 2004 by and among the Company, certain lenders party thereto, Bank of America, N.A., as administrative agent and a lender and Wells Fargo Bank, National Association, as syndication agent and a lender (the “Amended Credit Agreement”). The Amended Credit Agreement is effective August 31, 2006, and expands the Company’s revolving line of credit from $150,000,000 to $200,000,000.
     The foregoing description of the Amended Credit Agreement is a general description only and is qualified in its entirety by reference to the Amended Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Section 7—Regulation FD
Item 7.01. Regulation FD Disclosure.
     On September 1, 2006, the Company issued a press release announcing the amendment to the Credit Agreement. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
     Limitation on Incorporation by Reference:
     In accordance with general instruction B.2 of Form 8-K, the information in this report, including exhibits, is furnished pursuant to Item 7.01 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section.
Section 9—Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

	10.1	Second Amendment to Credit Agreement, as effective August 31, 2006.
	99.1	September 1, 2006 Press Release by Encore Wire Corporation regarding the Amended Credit Agreement

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENCORE WIRE CORPORATION
Date: September 1, 2006	By:	/s/ FRANK J. BILBAN
Frank J. Bilban, Vice President -- Finance,
Chief Financial Officer, Treasurer and Secretary

INDEX TO EXHIBITS

Item	Exhibit

10.1	Second Amendment to Credit Agreement, as effective August 31, 2006.

99.1	September 1, 2006 Press Release by Encore Wire Corporation regarding the Amended Credit Agreement.